Exhibit 99.1

IIOT-OXYS, Inc. Announces Appointment of Chandran Seshagiri as Interim Chief Technology Officer

CAMBRIDGE, MA / ACCESSWIRE / April 6, 2021 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced the appointment of its new Interim Chief Technology Officer, Chandran Seshagiri.

Cliff Emmons, CEO of IIOT-OXYS, Inc., stated, “I’m pleased to announce the appointment of Chandran Seshagiri as our new Interim Chief Technology Officer (CTO). When we announced Chandran’s appointment as our new Advisory Board Chairman in mid-March, we noted he has made significant contributions to our past successful projects and continues to lead our algorithm development efforts on current and future projects. His passion for transforming complex signals into actionable information started with his work at the Harvard-MIT Division of Health Sciences and Technology, where he completed his Ph.D. Chandran’s work on neurostimulation technology and EEG-based algorithms for personalized anesthesia medication delivery has translated well to the time series data and predictive analyses required for Smart Manufacturing and Structural Health Monitoring applications for IIOT-OXYS, Inc.’s customers. In his new position as Interim CTO, Chandran will also continue to lead our Advisory Board.”

“Tony Coufal, our former CTO, has decided to leave the company to pursue other opportunities. We thank him for all of his contributions to the company over the past three years. We wish him continued success in his future endeavors. This transition of leadership in our CTO position reflects the greater focus the company is placing on Artificial Intelligence (AI) and Machine Learning (ML) in its business model. Our customers value our ability to transform data into actionable insights and is the driving factor for securing two new Non-Disclosure Agreements (NDA) with two New England Biotech Startups in the first quarter of this year. An NDA is the first step of our customer engagement process. Chandran also has been instrumental in building a strong technical relationship with our previously disclosed collaboration partner, Aingura IIoT, S.L. This collaboration, along with the previously disclosed completion of a successful pilot program with a Fortune 500 Pharma company, have allowed the Company and its partner to prepare use cases to renew engagements with all of the Company’s earlier prospects and reach out to new ones. Our sales and marketing efforts continue to result in expanding our key targeted markets and serving a diverse group of clients. We expect these agreements to lead to new business in due time.”, continued Mr. Emmons.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.